                    EXTENSION AND NOTE MODIFICATION AGREEMENT


     THIS EXTENSION AND NOTE MODIFICATION AGREEMENT is executed effective this 20th day of April, 2001, by and among Cytomedix, Inc., a Delaware corporation (the "Company") and BDR, Inc., as agent for undersigned Holders of those certain 10% Convertible Secured Promissory Notes issued by the Company dated as of December 26, 2000 described on EXHIBIT "A" (the "Holders").

                              W I T N E S S E T H :

     WHEREAS, the Holders have acquired by assignment the interests of Bel-Cap Delaware, LLC and TSENVI, LLC (the "Initial Lenders") in those certain 10% Convertible Secured Promissory Notes issued by the Company dated effective as of December 26, 2000 in the original principal amount of Seven Hundred Thousand Dollars ($700,000.00) each, or One Million Four Hundred Thousand Dollars ($1,400,000.00) in the aggregate (the "Notes"); and

     WHEREAS, the Holders have now assumed the rights and obligations of the Initial Lenders by assignment of the Notes and are now the Lenders and Secured Parties pursuant to that certain Security Agreement dated effective as of December 26, 2000, by and between the Company, as Debtor, and the Initial Lenders, as Secured Parties; and

     WHEREAS, the Company desires to extend the term on the payment of the remaining outstanding balance of the Notes (which is $708,000) and re-borrow an additional $312,000 on the same terms and conditions and requests that the Holders subordinate their security interest in the assets of the Company to the security interest to be granted in favor of the purchasers of the Company's 12% Convertible Secured Promissory Notes of even date herewith and the Holders are willing to extend the term and subordinate the security interest on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and the further consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. EXTENSION OF MATURITY DATE AND ADDITIONAL LOANS. In consideration for the issuance of the consideration described in Paragraph 3 below, the Holders hereby agree to extend the maturity date of the Notes from April 15, 2001 through April 15, 2002 and loan the Company an additional $312,000 as evidenced by an increase in the unpaid balance of the Notes acquired from the Initial Lenders. As further consideration for the payments described in Paragraph 3 below, all references to the maturity date set forth in the Notes shall be deemed to mean and refer to April 15, 2002, including, but not limited to, any maturity dates with respect to defaults, conversion price adjustments, etc.

     2. SUBORDINATION OF SECURITY INTEREST. Holders hereby agree to subordinate their security interest in the assets of the Company to the security interest to be created in favor of First Security Bank, as collateral agent, for the benefit of the purchasers of the

Company's Series 2001 12% Convertible Promissory Notes. Holders shall execute and deliver such amendments to the existing UCC Financing Statements as may be necessary to evidence their express agreement to subordinate the existing security interest created under the Security Agreement dated as of December 26, 2000.

     3. CONSIDERATION. As consideration for the Holders' extension of the maturity date, waiver of any existing defaults under the Notes and subordination of their security interest in favor of First Security Bank, as collateral agent, the Company shall deliver Warrants representing the right to purchase Three Hundred Sixty-four Thousand Two Hundred and Eighty-Nine (364,289) shares of the Company's common stock to the Holders on a pro rata basis in accordance with their respective interests in the remaining outstanding principal balance of the Notes as of the date of this Agreement. The Warrants shall have an exercise price of $.50 per share and shall be exercisable at the option of the Holder and in the form of that attached hereto as EXHIBIT "B". The shares into which the Warrants are convertible upon exercise shall be registered in accordance with the Registration Rights Agreement described in Paragraph 4 below.

     4. REGISTRATION RIGHTS. The Company hereby ratifies and confirms the registration rights with respect to the shares of common stock into which the remaining unpaid principal balance of the Notes is convertible pursuant to the terms of that certain Registration Rights Agreement dated effective as of December 26, 2000. Furthermore, the Company agrees to execute and deliver an additional Registration Rights Agreement on substantially the same terms and conditions as the December 26, 2000 agreement (or an amendment to said agreement), which would include the shares of common stock to be issued upon the exercise of the Warrants described in Paragraph 3 above.

     5. WAIVER OF DEFAULTS; ADDITIONAL WAIVERS. The Holders hereby acknowledge and agree that they waive any existing default under the Notes, Security Agreement and any other collateral documents between the Company and the Holders as of the date of this Agreement. Such waiver and release shall be effective on a one time basis and shall not be deemed or construed to constitute a waiver, agreement to waive or any other commitment on the part of the Holders with respect to any defaults arising from and after the date hereof. Additionally, the Holders waive the requirements or the rights under the Loan Documents: (i) with respect to the requirement to register and reserve two (2) times the number of shares that would otherwise be issued in connection with the conversion of the Notes held by the Holders and the exercise of the Warrants granted hereunder (the Company only being required to reserve and register the amount of shares otherwise issuable in connection conversion and exercise thereof); and (ii) to have one or more representatives to attend or otherwise participate in meetings of the Company's Board of Directors or to have the right to obtain prior written copies of all consents in lieu of Board of Directors meetings.

     6. EFFECT ON AGREEMENTS. Except as otherwise specifically set forth and modified herein or in that certain Consent, Waiver Payoff and Exchange Agreement dated April 30, 20001, by and among the Company, Curative and the Initial Lenders, the remaining terms and conditions of the Notes, Security Agreement, Registration Rights Agreement and other Loan

Documents (as defined in the Notes) shall remain in full force and effect and shall not otherwise be modified, amended or revoked.

     7.   MISCELLANEOUS.

          (a) ASSIGNMENT. This Agreement and the rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by Company. Any Holder may, upon notice to Company, transfer, participate or assign any or all of its rights and obligations under this Agreement.

          (b) FEES OF LEGAL COUNSEL. In the event a Holder shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof, such attorneys' fees and other legal expenses shall become part of the Secured Debt described in the Security Agreement and shall be payable by Company to a Holder upon demand.

          (c) FURTHER ASSURANCES. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this Agreement and the Loan Documents.

          (d) MODIFICATION. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

          (e) BINDING EFFECT AND BENEFIT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

          (f) HEADINGS AND CAPTIONS. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

          (g) NOTICE. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission to such other address as either party may designate by notice in accordance with this Section. Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

          (h) SEVERABILITY. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this Agreement is declared to be severable.

          (i) TIME FOR PERFORMANCE. Time is of the essence in this Agreement.


          (j) WAIVER. No waiver of a default, breach or other violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of any Holder or Collateral Agent to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

          (k) GENDER AND PRONOUNS. Throughout this Agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

          (l) ENTIRE AGREEMENT. This Agreement and each Note constitute the entire agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

          (m) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTER-PRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE DEBTOR WAIVES ANY OBJECTION WHICH THE DEBTOR MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY ANY LENDER OR COLLATERAL AGENT UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY LENDER OR COLLATERAL AGENT TO BRING ANY ACTION OR PROCEED-ING AGAINST THE DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDIC-TION WHICH HAS JURISDICTION OVER THE DEBTOR OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCE-MENT FOR THE LENDERS AND COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODA-TIONS CONTEM-PLATED HEREUNDER AND THEREUNDER.

          (n) COUNTERPARTS. This Agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (o) SURVIVAL OF AGREEMENTS. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents.


     IN WITNESS WHEREOF, this Extension and Note Modification Agreement is executed effective the day and year first above written.


                                       CYTOMEDIX, INC.

                                       By:  /s/ James A. Cour

                                       Title: President and Chief Executive
                                              Officer



                                       HOLDERS:

                                       BDR, Inc.
                                       As Agent

                                       By: /s/ Jim D. Swink
                                           Jim D. Swink, Jr., President

                                   EXHIBIT "A"

                                     HOLDERS

NAME                                                  PRO RATA PERCENTAGE
--------------------------------------------------------------------------------
John Steed                                                    5.39%
David Crews                                                   12.25%
Mike Grady                                                    2.45%
Scott Naurath                                                 2.45%
Pete Tindell                                                  2.45%
Alfred Jordan                                                 2.45%
Clark Raborn                                                  0.98%
Don Walker Barrett, III Trust                                 2.45%
David Davis Barrett Trust                                     2.45%
Stephen Chaffin                                               2.45%
Steve Selakovich                                              2.45%
 Lana Crews                                                   2.45%
Glenn Smith                                                   4.41%
Blake Murchison                                               12.25%
Bart Barnwell                                                 8.33%
David Alexander                                               7.35%
Rush F. Harding III                                           4.90%
BDR, Inc.                                                     9.80%
Lewis Pollack                                                 4.90%
Tim Mariani                                                   0.98%
Price C. Gardner                                              0.78%
Dalton A. Farmer, Jr.                                         0.49%
J. Lee Brown                                                  0.49%
Christopher J. Heller                                         1.18%
Regions Bank, Trustee Friday, Eldredge & Clark
401k Plan fbo Christopher J. Heller                           1.47%
L&L Investments, Ltd                                          1.47%
H.E. Cummins                                                  0.49%

Total                                                          100%

                                   EXHIBIT "B"

                                 FORM OF WARRANT

                                   EXHIBIT "C"

                          REGISTRATION RIGHTS AGREEMENT